EXHIBIT 99.1

Varco to Exit Rig Fabrication Business

Expects Fourth Quarter 2003 Revenues to Decline Sequentially

HOUSTON—(BUSINESS WIRE)—Jan. 26, 2004—Varco International, Inc. (NYSE:VRC - News) today announced that it would exit its rig fabrication business, Morinoak International Limited or MIL, as a result of poor financial results of the operation. MIL designs, fabricates and assembles structural drilling rig components such as masts, derricks and substructures. Varco acquired all of the shares of MIL, based in Great Yarmouth, England in September 2001, with a view to expand its sales of drilling equipment by packaging the equipment with rigs fabricated by MIL. In addition to its leading oilfield products and services, Varco is a major supplier of drilling machinery used primarily to handle and rotate pipe. The Company had not previously been engaged in the business of fabricating structural rig components, and stated that its financial results from the strategy have been disappointing for several quarters, which prompted its decision to exit rig fabrication. As a result, Varco expects that its fourth quarter 2003 results will be impacted by an operating loss from MIL, and by charges relating to the impairment of MIL goodwill and long-lived assets. The MIL operating loss and impairment charge are expected to be $16.9 million pre-tax or $0.15 per fully diluted share after tax in the fourth quarter, and are expected to be $0.22 per share for the full year. Varco’s total consolidated earnings for the fourth quarter and full year will be announced prior to the open of the market on Tuesday, February 3, 2004.

The Company also expects to report that its total consolidated fourth quarter 2003 revenues will decline seven percent from its third quarter, due primarily to a decline in drilling equipment sales. Excluding MIL, its revenues are expected to be down six percent from the third quarter. Following its earnings release Varco will hold a conference call on Tuesday, February 3, 2004 at 10:00AM CST to discuss results. The dial-in number for the call is 866-482-6974 and the password number is 3987605. A replay will be available through February 10, 2004 at 866-219-1444 with the same password, or on the Company’s website at www.varco.com.

Varco International, Inc. is a leading provider of services, products, and highly-engineered equipment to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the Company provides oilfield tubular inspections and internal tubular coating services; drill cuttings separation, management and disposal services; rig instrumentation and communication services; in-service pipeline inspection services; and sucker rod inspection and reclamation services. Additionally, the Company manufactures and supplies innovative drilling systems and technology; coiled tubing and pressure control equipment; high-pressure fiberglass and composite tubing; and in-line inspection equipment for the makers of oilfield tubing.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. Among these forward-looking statements are statements regarding the Company’s expected financial results for the fourth quarter and year ended December 31, 2003, expected activities associated with MIL’s business and the Company’s decision to exit the rig fabrication business, future restructuring activities and expected future oilfield activity levels. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, and other factors discussed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002, under the caption “Factors Affecting Future Operating Results.”

Contact:
Varco International, Inc., Houston
Clay Williams, 281-953-2200
ccwilliams@varco.com